Exhibit 4.p

EXECUTION

SECOND AMENDED AND RESTATED EURO INTERCREDITOR AND

COLLATERAL AGENCY AGREEMENT

This SECOND AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of February 26, 2003, amended and restated as of September 1, 2004 and further amended and restated as of November 18, 2005 among (i) DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent (as successor to Citibank International PLC, as U.K. administrative agent under the 2004 Credit Agreement) (in such capacity, together with its successors and assigns, “U.K. Administrative Agent” or “Bank Agent”) for the Euro Revolving Lenders, Term B Euro Lenders and any other Lenders that from time to time make Additional Term Loans to any Non-U.S. Subsidiary of Crown Cork & Seal Company, Inc. (“CCSC”) from time to time party to the Credit Agreement (as defined below), (ii) THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders from time to time party to the Credit Agreement (in such capacity, together with its successors and assigns, “Canadian Administrative Agent”), (iii) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “First Priority Notes Trustee”) for the holders of the First Priority Notes (as defined below) issued under the First Priority Notes Indenture (as defined below), (iv) DEUTSCHE BANK AG NEW YORK BRANCH, as Euro Collateral Agent (as defined below) (as successor to Citicorp Trustee Company Limited), (v) CROWN EUROPEAN HOLDINGS SA (“Crown Euroco”), (vi) the subsidiaries of Crown Euroco identified on Schedule 1 hereto and (vii) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement, and any other obligor under any Financing Documents (Crown Euroco and the entities described in clauses (vi) and (vii) are collectively referred to herein as the “Obligors”).

R E C I T A L S

WHEREAS, on February 26, 2003 (the “Original Effective Date”), Citibank International PLC (“Existing U.K. Administrative Agent” or “Existing Bank Agent”), Citicorp Trustee Company Limited (“Existing Euro Collateral Agent”), the Second Priority Notes Trustee (as defined below), the Third Priority Notes Trustee (as defined below) and the Euro Pledgors named therein entered into the Euro Intercreditor and Collateral Agency Agreement (the “Original Agreement”).

WHEREAS, on the Original Effective Date, Crown Americas LLC (f/k/a Crown Americas, Inc. and Crown Cork & Seal Americas, Inc.) (“Crown Usco”), Crown Euroco, the subsidiary borrowers named therein, Crown Holdings, Inc. (“Crown Holdings”), Crown International Holdings, Inc. and CCSC (collectively, the “Credit Parties”) entered into that certain credit agreement (the “Original Credit Agreement”) with the lenders named therein, Citicorp North America, Inc., as administrative agent (the “Existing Administrative Agent”), and Existing Bank Agent.

WHEREAS, on the Original Effective Date, Crown Euroco issued $1,085,000,000 in aggregate principal amount of Second Priority Dollar Notes and €285,000,000 in aggregate principal amount of Second Priority Euro Notes (collectively with the Second Priority Dollar Notes, the “Second Priority Notes”), in each case under an Indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Second Priority Notes Trustee”) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Second Priority Notes Indenture”).

WHEREAS, on the Original Effective Date, Crown Euroco issued $725,000,000 in aggregate principal amount of Third Priority Notes under an Indenture dated as of the Original Effective Date between Crown Euroco, the guarantors named therein and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Third Priority Notes Trustee”) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”).

WHEREAS, on September 1, 2004 (the “First Amendment Effective Date”), Crown Euroco issued €350,000,000 of First Priority Notes under an Indenture dated as of the First Amendment Effective Date among Crown Euroco, the guarantors named therein and the First Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which were used (together with the proceeds of the Loans under the 2004 Credit Agreement) to refinance in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement.

WHEREAS, on the First Amendment Effective Date, Existing Bank Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, Existing Euro Collateral Agent, Crown Euroco and the other Euro Pledgors (as defined in the First Amendment) entered into the First Amended and Restated Euro Intercreditor and Collateral Agency Agreement (the “First Amendment”).

WHEREAS, on the First Amendment Effective Date, the Credit Parties entered into that certain credit agreement (the “2004 Credit Agreement”) with the lenders named therein, the Existing Administrative Agent and Existing Bank Agent.

WHEREAS, on or about October 6, 2004 Crown Euroco issued an additional €110,000,000 of First Priority Notes under the First Priority Notes Indenture, the proceeds of which were used to extend a loan to Crown Usco to repay its outstanding term loan under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, on the date hereof, Crown Usco and Crown Americas Capital Corp. (“Crown Capital”) intend to issue $1,100,000,000 of senior unsecured notes (the “Senior Notes”) under two Indentures dated as of the date hereof among Crown Usco and Crown Capital, as applicable, the guarantors named therein and Citibank, N.A., as senior notes trustee (collectively, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Senior Notes Indenture”), the proceeds of which shall be used (together with the proceeds of the Loans under the Credit Agreement and certain cash proceeds from the sale of Crown Holdings’ plastic closures division) to refinance (the “Refinancing”) not less than 66 2/3% of the outstanding Second Priority Notes and 66 2/3% of the outstanding Third Priority Notes, to repay in full all Loans under and terminate the Obligations and Commitments (each as defined in the 2004 Credit Agreement) under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, simultaneously with the issuance of the Senior Notes, the Credit Parties intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon Bank Agents’ acknowledgment of the termination of the predecessor Credit Agreement, the new Bank Agents joinder and execution by the successor Bank Agents’ of an agreement to be bound by the terms of this Agreement), which Credit Agreement constitutes a refinancing and replacement of the 2004 Credit Agreement. Bank Agent under this Agreement is the agent for the Euro Revolving Lenders, Term B Euro Lenders and any other Lender that from time to time makes Additional Term Loans to any Non-U.S. Subsidiary of CCSC, Canadian Administrative Agent is the agent for the Canadian Revolving Lenders and Deutsche Bank AG, as administrative agent (the “Administrative Agent”) is the agent for the Term B Dollar Lenders, Dollar Revolving Lenders and any Lenders that from time to time advance Term Loans to CCSC or any U.S. Subsidiary of CCSC (as defined in the Credit Agreement) only from time to time under the Credit Agreement (the “Lenders”) (it being understood that the Term B Dollar Lenders, Dollar Revolving Lenders and any Lenders that from time to time advance Term Loans to CCSC or any U.S. Subsidiary of CCSC (as defined in the Credit Agreement) under the Credit Agreement shall have no rights and obligations under this Agreement).

WHEREAS, on the date hereof, Existing U.K. Administrative Agent and Existing Euro Collateral Agent have resigned as U.K. Administrative Agent and Euro Collateral Agent, respectively, and the Lenders under the Credit Agreement have appointed Deutsche Bank AG New York Branch as U.K. Administrative Agent and Euro Collateral Agent.

WHEREAS, on the date hereof, the parties to the Second Priority Notes Indenture and the Third Priority Notes Indenture shall amend each of the Second Priority Notes Indenture and the Third Priority Notes Indenture to, among other things, eliminate the requirement for any security to secure the Second Priority Notes and Third Priority Notes and to authorize the Second Priority Notes Trustee and Third Priority Notes Trustee to effectuate the release of the Second Priority Notes Trustee’s and Third Priority Notes Trustee’s respective Liens on the Collateral.

WHEREAS, pursuant to the terms hereof, on the date hereof, Crown Euroco represents to Euro Collateral Agent and the First Priority Notes Trustee, that the entering into of the Credit Agreement is permitted by the First Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, on the Original Effective Date, Crown Euroco, Crown Développement SNC (now known as Crown Développement SAS after giving effect to its change of corporate form on January 28, 2004) (“Crown SAS”) and certain non-U.S. Subsidiaries of Crown Euroco set forth on Schedule 1 hereto (collectively, and together with any other subsidiaries which are required by one or more Financing Documents to become “Euro Pledgors,” the “Euro Pledgors”) executed and delivered to Existing Euro Collateral Agent the Euro Security Documents (as defined in the First Amendment), which Euro Security Documents were amended and restated on the First Amendment Effective Date.

WHEREAS, on or after the date hereof the Euro Pledgors executed and delivered to Euro Collateral Agent either (i) further amendments to the Euro Security Documents (as defined in the First Amendment) or (ii) new Euro Security Documents, all as set forth on Schedule 2 hereto and any such Euro Security Documents for the sole benefit of the Second Priority Notes Trustee and/or the Third Priority Notes Trustee have been terminated.

WHEREAS, it is understood and acknowledged that only Bank Indebtedness (as defined below) will be secured by the Additional Bank Collateral (as defined below).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown SAS, Crown Euroco or any of its subsidiaries may from time to time enter into one or more Bank Related Hedging Agreements (as defined below) with any counterparty that is Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown SAS, Crown Euroco or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by the Euro Collateral (as defined below) pursuant to the Euro Security Documents (as defined below); provided that for any Bank Related Hedging Exchanger to receive the benefit of such security, it shall execute and deliver to Euro Collateral Agent an acknowledgment to this Agreement (in the form of Annex 1 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of First Priority Indebtedness.

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown SAS, Crown Euroco or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that was Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown SAS, Crown Euroco or any of its subsidiaries under such Bank Related Cash Management

Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by the Euro Collateral pursuant to the Euro Security Documents; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such security, it shall execute and deliver to Euro Collateral Agent an acknowledgment on or after the Original Effective Date to this Agreement (in the form of Annex 2 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of First Priority Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Euroco may incur certain Additional First Priority Bank Indebtedness (as defined below) pursuant to the applicable Credit Documents (as defined below), which Additional First Priority Bank Indebtedness will be secured by the Euro Collateral pursuant to the Euro Security Documents and have the priority set forth herein.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the First Priority Notes Indenture, any Euro Permitted Issuer may issue certain Additional First Priority Capital Markets Indebtedness (as defined below) pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by the Euro Collateral pursuant to the Euro Security Documents and have the priority set forth herein; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of such security, it shall cause its Additional First Priority Capital Markets Indebtedness Representative to execute and deliver to Euro Collateral Agent an acknowledgment to this Agreement (in the form of Annex 3 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, (a) the First Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the First Priority Notes), Bank Agent and the Canadian Administrative Agent (for their respective benefit and for the benefit of Euro Collateral Agent, U.K. Administrative Agent and the Lenders), (b) in the event any Bank Related Hedging Obligations are to be secured by the Euro Security Documents, each Bank Related Hedging Exchanger party to any Bank Related Hedging Agreement, (c) in the event any Bank Related Cash Management Obligations are to be secured by the Euro Security Documents, each Bank Related Cash Management Exchanger party to any Bank Related Cash Management Agreement, (d) in the event any obligations in respect of Additional First Priority Bank Indebtedness are to be secured by the Euro Security Documents, Bank Agent or the Administrative Agent in respect of such Additional First Priority Bank Indebtedness (for its benefit and for the benefit of the Lenders of such Additional First Priority Bank Indebtedness) and (e) in the event any obligations in respect of Additional First Priority Capital Markets Indebtedness are to be secured by the Euro Security Documents, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness) desire to set forth (i) certain additional provisions regarding the appointment, duties and responsibilities of Euro Collateral Agent and to set forth certain other provisions concerning the obligations of the Euro Pledgors to the Euro Secured Parties under the agreements referred to in the foregoing recitals and (ii) their agreement as to decisions relating to the exercise of remedies under the Euro Security Documents and certain limitations on the exercise of such remedies.

WHEREAS, pursuant to Section 10(b) of the Original Agreement, as amended by the First Amendment, the parties hereto are entering into this Agreement in order to amend and restate the Original Agreement, as amended by the First Amendment, to, among other things, add appropriate references to the Credit Agreement, Euro Collateral Agent, Canadian Administrative Agent and Bank Agent.

A G R E E M E N T

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

“Additional Bank Collateral” means the Additional Euro Stock Collateral and the Additional Subsidiary Borrower Collateral pledged to Euro Collateral Agent for the benefit of the Euro Revolving Lenders, Term B Euro Lenders, any other Lender that from time to time makes Additional Term Loans to any Non-U.S. Subsidiary of CCSC and the Canadian Revolving Lenders under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger.

“Additional Euro Stock Collateral” means the Capital Stock of subsidiaries owned by each Euro Pledgor and pledged to Euro Collateral Agent for the benefit of Bank Indebtedness only.

“Additional First Priority Bank Indebtedness” means (i) Additional Term Loans (as defined in the Credit Agreement) incurred by Crown Euroco pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described herein on the Euro Collateral and (ii) Loans (as defined in the Credit Agreement) pursuant to an Additional Facility (as defined in the Credit Agreement) incurred by any Non-U.S. Subsidiary of CCSC.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness issued by a Euro Permitted Issuer after the date hereof and not owed to Crown Holdings or any of its subsidiaries (other than Additional First Priority Bank Indebtedness), to the extent permitted to be incurred by the Credit Agreement and the First Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described herein on the Euro Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by a Euro Permitted Issuer and its Subsidiaries in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of any Additional First Priority Capital Markets Indebtedness.

“Additional Subsidiary Borrower Collateral” means the assets of any subsidiary borrower under the Credit Agreement pledged to the Euro Collateral Agent for the benefit of Bank Indebtedness only and securing the Obligations of such subsidiary borrower under Bank Indebtedness only to the extent such subsidiary borrower is not otherwise a subsidiary guarantor under any Additional First Priority Capital Markets Indebtedness.

“Affiliate” of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person.

“Bank Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional First Priority Bank Indebtedness) and (ii) the Obligations of the Obligors under the Bank Related Debt Agreements.

“Bank Indebtedness Documents” means (i) the Credit Documents and (ii) the Bank Related Debt Agreements.

“Bank Related Cash Management Agreements” means agreements of Crown Euroco, or any of its subsidiaries arising from treasury, depository and cash management services provided by one or more persons that is Bank Agent or a Lender or an Affiliate thereof or any other person permitted under the Credit Agreement at the time that such Bank Related Cash Management Agreement was entered into.

“Bank Related Debt” means, collectively, the Bank Related Cash Management Obligations and the Bank Related Hedging Obligations.

“Bank Related Debt Agreements” means, collectively, the Bank Related Cash Management Agreements and the Bank Related Hedging Agreements.

“Bank Related Hedging Agreements” means, collectively, each Hedging Agreement of Crown Euroco or any of its subsidiaries entered into with any counterparty that is Bank Agent or a Lender or an Affiliate thereof or any other person permitted under the Credit Agreement at the time such Hedging Agreement was entered into.

“Bankruptcy Law” means any law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Credit Documents” means the Credit Agreement, each guaranty of the Obligations thereunder by a Euro Pledgor, and any other document executed by Crown Holdings or any of its subsidiaries in connection with the Credit Agreement (including, without limitation, any joinder agreement entered into pursuant to Section 12(c) of the Credit Agreement or any other documents executed or delivered with respect to any Additional First Priority Bank

Indebtedness and the Euro Security Documents) in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Debentures” means each of the following:

(i)	$200,000,000 8% Debentures due 2023 of CCSC issued under the 1993 Indenture;

(ii)	$350,000,000 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture; and

(iii)	$150,000,000 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture.

“Enforcement Action” means any action whatsoever to:

(1) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any apart of any Intercompany Debt;

(2) recover all or any part of any Intercompany Debt (including by exercising any right of set-off or combination of accounts);

(3) exercise or enforce any security right against assets or any other rights under any other document or agreement in relation to (or given in support of) all or any part of any Intercompany Debt;

(4) petition for (or take any other steps which may lead to) an Insolvency Event or the appointment of an administrator, a receiver or manager or equivalent in relation to the applicable Intercompany Creditor; or

(5) commence legal proceedings against the applicable Intercompany Creditor.

“Euro Collateral” means all collateral from time to time pledged or subject to or purported to be pledged or subject to the Lien of the Euro Security Documents (whether or not such Lien is determined to be unperfected or subject to avoidance), including any Additional Bank Collateral.

“Euro Permitted Issuer” means Crown Euroco or any direct special purpose finance Subsidiary of Crown Euroco formed solely to be the issuer of any Permitted Public Debt (as defined in the Credit Agreement); provided that such person becomes a Credit Party (as defined in the Credit Agreement) and complies with Section 7.11 of the Credit Agreement.

“Euro Security Documents” means the non-U.S. collateral documents identified on Schedule 2 hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, and each other non-U.S. collateral document executed and delivered pursuant to the Original Credit Agreement and the Credit Agreement securing assets of Crown Euroco or any Euro Pledgor (including the Additional Bank Collateral) or adding additional indebtedness as secured obligations thereunder as required herein.

“Event of Default” means an Event of Default as defined in the Credit Agreement.

“Exempted Indebtedness” shall mean any Indebtedness or other obligation which would be considered “Exempted Indebtedness” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt.

“Existing Unsecured Debt” means each of the following Indebtedness to the extent outstanding on the date hereof after giving effect to the Transactions (as defined in the Credit Agreement):

(i)	the Debentures; and

(ii)	$300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture, of which approximately $166,000,000 remain outstanding as of the date hereof.

“Financing Documents” means, collectively, the Credit Documents, the First Priority Notes Documents, the Bank Related Debt Agreements and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Agents” means, collectively, the First Priority Notes Trustee and any Additional First Priority Capital Markets Indebtedness Representative.

“First Priority Capital Markets Indebtedness” means (i) the Obligations of Crown Euroco and the Euro Pledgors under the First Priority Notes Documents and (ii) the Obligations of a Euro Permitted Issuer and the Euro Pledgors in respect of Additional First Priority Capital Markets Indebtedness issued under the applicable Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Capital Markets Indebtedness Documents” means, collectively, the First Priority Notes Documents and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness” means (i) the Obligations of Crown Euroco, Canadian Borrower, the Subsidiary Borrowers (as defined in the Credit Agreement) and the Euro Pledgors under the Credit Documents (including Obligations in respect of Additional First Priority Bank Indebtedness), (ii) the Obligations of Crown Euroco and the Euro Pledgors under the First Priority Notes Documents, (iii) the Obligations of Crown Euroco and the Euro Pledgors under the Bank Related Debt Agreements and (iv) the Obligations of any Euro Permitted Issuer and the Euro Pledgors under any Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness Documents” means, collectively, the Bank Indebtedness Documents and the First Priority Capital Markets Indebtedness Documents.

“First Priority Notes” means the €460,000,000 in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of Crown Euroco issued under the First Priority Notes Indenture.

“First Priority Notes Documents” means the First Priority Notes Indenture, the First Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“First Priority U.S. Obligations” shall mean, with respect to any of the Credit Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, Crown Holdings, CCSC, Crown Usco and each other obligor or any of their subsidiaries under, or in connection with, borrowings by Crown Usco under the Credit Agreement, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Credit Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Credit Documents, or after the commencement of any case with respect to Crown Holdings, CCSC, Crown Usco and each other obligor or any of their subsidiaries under any Bankruptcy Law (at the rate provided for in the relevant Credit Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amount, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“French Security Documents” means the documents listed on Schedule 2 that Crown Euroco is the pledgor under.

“Global Participation Agreement” means the Second Amended and Restated Global Participation and Proceeds Sharing Agreement dated as of the date hereof among Bank Agent, Deutsche Bank AG New York Branch, as administrative agent, The Bank of Nova Scotia, as Canadian administrative agent, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, Euro Collateral Agent on behalf of the Euro Secured Parties and U.S. Collateral Agent (as defined in the U.S. Intercreditor Agreement) on behalf of the U.S. Secured Parties (as defined in the U.S. Intercreditor Agreement) and the Sharing Agent named therein and the other persons that become party thereto after the date hereof, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or similar agreement.

“Insolvency Event” means a court making a winding-up order or an order for the dissolution or liquidation of an Intercompany Creditor or a liquidator or administrator or equivalent (but not an administrator, receiver, manager or equivalent appointed by the holder of a Lien) is appointed to an Intercompany Creditor.

“Intercompany Creditors” means those Euro Pledgors or their subsidiaries that are creditors in relation to any Intercompany Debt.

“Intercompany Debt” means any money or liabilities now or in the future owing by any Euro Pledgor or its subsidiaries to any Intercompany Creditor together with all accrued interest and related costs, charges and expenses.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1995 Indenture” means the Indenture dated as of January 15, 1995 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among CCSC, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Obligations” shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, a Euro Permitted Issuer, Canadian Borrower or any Euro Pledgor or any of their subsidiaries under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to a Euro Permitted Issuer or any Euro Pledgor or any of their subsidiaries under the Bankruptcy Law (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“Principal Property” has the meaning given to such term under the indentures, agreements and instruments governing the Existing Unsecured Debt, as such indentures, agreements and instruments are in effect on the Original Effective Date.

“Restricted Collateral” shall mean the collective reference to all Principal Properties and Restricted Securities.

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by Crown Holdings or any Restricted Subsidiary.

“Restricted Secured Indebtedness” shall mean, at any time, the portion of the Obligations constituting Exempted Indebtedness that is equal to the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Existing Unsecured Debt to be required to be equally and ratably secured.

“Restricted Subsidiary” means any subsidiary of Crown Holdings that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt, as such indenture, agreement or instrument is in effect on the Original Effective Date.

“Second Priority Dollar Notes” means the $1,085,000,000 in original aggregate principal amount of 9.50% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Second Priority Euro Notes” means the €285,000,000 in original aggregate principal amount of 10.25% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Third Priority Notes” means the $725,000,000 in original aggregate principal amount of 10 .875% Third Priority Senior Secured Notes due 2013 of Crown Euroco issued under the Third Priority Notes Indenture.

“U.S. Intercreditor Agreement” means the Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement dated as of the date hereof among Deutsche Bank AG New York Branch, as administrative agent, U.S. collateral agent and U.K. administrative agent, The Bank of Nova Scotia, as Canadian administrative agent, the First Priority Notes Trustee and the other persons that become parties thereto after the date hereof, as amended and restated as of the date hereof, and as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

Section 2. Appointment as Euro Collateral Agent.

Bank Agent, the Canadian Administrative Agent and the First Priority Notes Trustee each hereby irrevocably and unconditionally appoints, and each Bank Related Hedging Exchanger, Bank

Related Cash Management Exchanger and Additional First Priority Capital Markets Indebtedness Representative (each such party, a “Euro Secured Party”) signing an acknowledgment hereto on or after the Original Effective Date, by such signing, irrevocably and unconditionally appoints, Deutsche Bank AG New York Branch to serve as collateral agent and representative of each such Euro Secured Party under each of the Euro Security Documents (in such capacity, together with its successors in such capacity, the “Euro Collateral Agent”) and irrevocably and unconditionally authorizes Euro Collateral Agent to act as agent for the Euro Secured Parties and to continue to act as fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec (but only insofar as the hypothecs governed by the laws of Quebec are concerned) for the purpose of executing and delivering, on behalf of all such Euro Secured Parties, the Euro Security Documents and the Global Participation Agreement and any other documents or instruments related thereto or necessary or, as determined by Euro Collateral Agent (acting on the instructions of the Requisite Obligees (as defined below)), desirable to perfect the Liens granted to Euro Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Euro Secured Parties’ rights in respect of the Euro Collateral and the obligations of the Euro Pledgors under the Euro Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Euro Pledgors under the Euro Security Documents in accordance with the terms of the Financing Documents.

Without limiting the generality of the foregoing, Euro Collateral Agent is further hereby appointed as agent for each of the Euro Secured Parties to hold the Liens on the Euro Collateral granted pursuant to the Euro Security Documents with, subject to Section 3, sole authority to exercise remedies under the Euro Security Documents. Euro Collateral Agent is hereby authorized to act as mortgagee under all mortgages, beneficiary under all deeds of trust and as Euro Secured Party under each applicable Euro Security Document and to follow the instructions provided to it under this Agreement.

Section 3. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees.

(a) Except as otherwise provided in Section 3 of the Global Participation Agreement, Euro Collateral Agent shall exercise its rights, powers and discretions under this Agreement, the Credit Agreement and the Euro Security Documents or otherwise arising in relation to the Euro Collateral (including as mandataire for purposes of the fifth paragraph of this subsection 3(a)) in accordance with the written directions of the Requisite Obligees and any rights or obligations of Euro Collateral Agent hereunder or under the Credit Agreement or Euro Security Documents shall be subject to the provisions of this Section.

For purposes of this Agreement, “Requisite Obligees” means, for purposes of directing Euro Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the Euro Security Documents, Bank Agent (including on behalf of any Canadian Revolving Lenders and any Lenders of Additional First Priority Bank Indebtedness) and the Administrative Agent; provided that if the Obligations and the First Priority U.S. Obligations under the Credit Documents and Bank Related Debt have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness having a Lien on any Euro Collateral and the Credit Agreement and all letters of credit thereunder and the Bank

Related Debt Agreements have terminated and all Lenders have been paid in full (after giving effect to the Global Participation Agreement), “Requisite Obligees” shall mean the First Priority Notes Trustee; provided, further, that for purposes of directing Euro Collateral Agent with respect to Additional Bank Collateral, Requisite Obligees shall mean Bank Agent and the Administrative Agent (as defined in the Credit Agreement) in all cases.

Euro Collateral Agent shall refrain from exercising any right, power or discretion vested in it under this Agreement, the Credit Agreement or the Euro Security Documents or otherwise arising in relation to the Euro Collateral (including as mandataire for purposes of the fifth paragraph of this subsection 3(a)) unless and until instructed by the Requisite Obligees as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised (other than any right, power or discretion which is reasonably incidental to any right, power or discretion in relation to which it has received such instructions, in which case the following sentence shall apply). The Euro Collateral Agent may, in the exercise of its duties, obligations and responsibilities hereunder, do any act or thing reasonably incidental, in the opinion of Euro Collateral Agent, to any instructions received by it from the Requisite Obligees which in its discretion it deems advisable for the protection and benefit of the Euro Secured Parties.

Euro Collateral Agent has executed or shall be executing the Euro Security Documents on behalf of the Euro Secured Parties upon the instructions of the Euro Secured Parties and shall not be responsible or liable for the legality, validity, effectiveness, genuineness, adequacy, enforceability or sufficiency of any of the Euro Security Documents or the Euro Collateral.

For the avoidance of doubt, in particular with respect to Euro Collateral Agent’s appointment as holder of the Liens on the Euro Collateral and its ability to perfect and enforce, if required before a court of law, the Euro Collateral, as agent for the Euro Secured Parties, for French law purposes only, Euro Collateral Agent shall be deemed to act as “mandataire” for the Euro Secured Parties pursuant to Article 1984 et seq. of the French Civil Code. With respect to any bankruptcy or insolvency proceeding of Crown Euroco in France, Euro Collateral Agent shall be deemed to represent the Requisite Obligees only for purposes of making requests or demands in such proceeding.

Euro Collateral Agent shall not be required to take any action (including as mandataire for purposes of the fifth paragraph of this subsection 3(a)) that it believes is contrary to law or to the terms of this Agreement or any of the Euro Security Documents or which it believes would subject it or any of its officers, employees or directors to liability, and Euro Collateral Agent shall not be required to take any action under this Agreement or any of the Euro Security Documents (including as mandataire for purposes of the fifth paragraph of this subsection 3(a)), unless and until Euro Collateral Agent shall receive additional indemnities to its satisfaction from the Euro Secured Parties (or the holders represented thereby) against any and all losses, costs, expenses or liabilities in connection therewith.

(b) Each Euro Secured Party executing this Agreement or an acknowledgment hereto agrees that (i) Euro Collateral Agent shall act as the Requisite Obligees may request

(regardless of whether any Euro Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) Euro Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement (or such term has been waived in accordance with the terms hereof)) and (iii) no Euro Secured Party or any holder represented thereby shall have any liability to any other Euro Secured Party or any holder represented thereby for any such request. Euro Collateral Agent shall give prompt notice to all Euro Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of Euro Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable Euro Security Document of the action so taken or create a cause of action against Euro Collateral Agent.

(c) Each Euro Secured Party agrees that unless and until such Euro Secured Party is entitled to give direction to Euro Collateral Agent pursuant to Section 3(a) with respect to a Euro Security Document, the only right of such Euro Secured Party under the Euro Security Documents is for the Obligations owing to such Euro Secured Party to be secured by the Euro Collateral, and to receive a share of the Proceeds of such Euro Collateral, if any, as and when provided in the Euro Security Documents and Section 4 and Section 5 hereof.

(d) Notwithstanding anything to the contrary set forth in any of the Financing Documents or contained herein and irrespective of:

(i) the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted to Euro Collateral Agent for the benefit of the Euro Secured Parties in or on any or all of the property or assets of Crown SAS, Crown Euroco and its subsidiaries,

(ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Euro Collateral,

(iii) whether any Euro Secured Party or any bailee or agent thereof holds possession of any or all of the property or assets of any Euro Pledgor,

(iv) the dating, execution or delivery of any agreement, document or instrument granting any Euro Secured Party security interests and/or Liens in or on any or all of the property or assets of any Euro Pledgor,

(v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest and

(vi) the rules for determining priority under any law or rule governing the relative priorities of secured creditors,

all security interests in any Euro Collateral heretofore or hereafter granted or purported to be granted to secure any Obligations in respect of First Priority Indebtedness pursuant to any Euro Security Document or otherwise secures (i) the Obligations of the Obligors under the Credit

Documents (including Obligations in respect of Additional Bank Indebtedness), (ii) the Obligations of the Obligors under the First Priority Notes Documents, (iii) the Obligations of the Obligors under the Bank Related Debt Agreements and (iv) the Obligations of the Obligors under any Additional First Priority Capital Markets Indebtedness Documents on an equal and ratable, pari passu basis pursuant to the terms of this Agreement and the Global Participation Agreement.

(e) Euro Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Euro Security Documents as to any course of action or other matter relating hereto or to any Euro Security Document. Except as set forth in Section 3(f) below, directions given by Requisite Obligees to Euro Collateral Agent hereunder shall be binding on all Euro Secured Parties for all purposes.

(f) (i) Subject to the application of Proceeds (as defined below) pursuant to Section 4, (A) Euro Collateral Agent may release the Lien of the Euro Security Documents against any portion or all of the Euro Collateral, to the extent approved by the Requisite Obligees and (B) Euro Collateral Agent shall release the Lien of the Euro Security Documents against all of the Euro Collateral and terminate the Euro Security Documents after all Bank Indebtedness and First Priority U.S. Obligations have been repaid in full and the Bank Indebtedness Documents have been terminated; provided, however, that no such release under clause (A) of this sentence (other than (a) a release permitted by Section 3(f)(ii) and (b) a release in connection with the foreclosure, sale or disposition of Euro Collateral by Euro Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such Euro Collateral) of Euro Collateral that is not Additional Bank Collateral shall be effective against any First Priority Agent or any holder of First Priority Capital Markets Indebtedness if such First Priority Agent or any holder of First Priority Capital Markets Indebtedness shall have delivered a notice to Euro Collateral Agent not later than one (1) Business Day prior to the date of release that a default or event of default shall have occurred and be continuing under such applicable First Priority Capital Markets Indebtedness Document as of the time of such proposed release, unless such First Priority Agent consents to such release.

(ii) Subject to the application of Proceeds pursuant to Section 4, upon any (A) sale or other transfer of any Euro Collateral, or (B) the sale or transfer of the Capital Stock of any Euro Pledgor resulting in such Euro Pledgor ceasing to be a Subsidiary, in each case, to any person that is not a Euro Pledgor or Affiliate (other than, in the case of clause (A) only, a Receivables Subsidiary (as defined in the Credit Agreement)) and such sale or transfer is not prohibited by, in the case of Euro Collateral that is not Additional Bank Collateral, the Financing Documents, and in the case of Additional Bank Collateral, the Credit Agreement, the Lien of the Euro Security Documents on such Euro Collateral, or the Lien of the Euro Security Documents on the Euro Collateral owned by such Euro Pledgor, as applicable, shall be released without recourse or warranty; provided, that Euro Collateral Agent may request, and shall be entitled to rely upon, an officers’ certificate of such Euro Pledgor stating that such sale or transfer is not prohibited by the Financing Documents or the Credit Agreement, as applicable. In connection with such release, Euro Collateral Agent shall execute and deliver to any Euro Pledgor, at such Euro Pledgor’s expense, all documents that such Euro Pledgor shall reasonably request to evidence such termination or release; provided, further the Lien of the Euro Security Documents shall extend to the proceeds from such sale or transfer.

(iii) Notwithstanding anything to the contrary in this Section 3(f), (x) any release of Euro Collateral under the Euro Security Documents shall be a release of such Euro Collateral with respect to each Euro Secured Party and (y) if any Lien in any Euro Collateral (other than Additional Bank Collateral) previously released pursuant to Section 3(f)(i) is subsequently granted to any Euro Secured Party and such Lien does not otherwise comply with Section 4.11 of the First Priority Notes Indenture, such Lien must be granted to each of the Euro Secured Parties to the extent required under the applicable Financing Documents, subject to the relative priorities set forth in this Agreement.

(g) Each Euro Secured Party agrees that no Euro Secured Party shall have any right to, and agrees that it shall not, take any action whatsoever to enforce any term or provision of any Euro Security Document or to enforce any of its rights in respect of the Euro Collateral (whether arising under any Financing Document, operation of law, statute or otherwise), it being understood that all rights and remedies under the Euro Security Documents shall be enforced and executed exclusively by Euro Collateral Agent pursuant to this Agreement. Without limiting any of the foregoing, each Euro Secured Party irrevocably and unconditionally agrees that so long as any of the Obligations in respect of the Bank Indebtedness Documents have not been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness, in any case under the Bankruptcy Law with respect to any Obligor or any of their subsidiaries, all other Euro Secured Parties (other than the Bank Agent) shall not contest any request by Bank Agent or Euro Collateral Agent for relief from any applicable Bankruptcy Law.

In the event of any dissolution, winding-up, liquidation or reorganization of Crown Euroco or any of its subsidiaries (whether in bankruptcy, insolvency, administration or receivership proceedings, voluntary or involuntary, or upon a general assignment for the benefit of creditors or any other marshaling of the assets of Crown Euroco or any of its subsidiaries or any other similar remedy or otherwise) tending towards liquidation of the business and assets of Crown Euroco or any of its subsidiaries, if any First Priority Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then Euro Collateral Agent shall have the right (but not the obligation) to file and is hereby authorized and empowered, and irrevocably appointed as attorney-in-fact, to file an appropriate claim for and on behalf of the holders of such indebtedness. In addition, in connection with any plan of reorganization or other similar arrangement under any applicable law proposed by or approved by Bank Agents that is consistent with the terms of this Agreement, each First Priority Agent agrees to vote its claim to approve such plan or arrangement.

Each Euro Secured Party (other than U.K. Administrative Agent, Canadian Administrative Agent and Euro Collateral Agent) agrees that (i) it will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to Crown Euroco or any Euro Pledgor) to each other Euro Secured Party and Euro Collateral Agent with respect to the acceleration of its respective indebtedness; provided, however, that the failure to give any such notice to the other Euro Secured Party shall not affect the effectiveness of any notice given to Crown Euroco or any Euro Pledgor or the validity of this Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party; (ii) the Euro Secured Parties will not contest each other’s security interest in and/or Liens granted for the benefit of any or all of the Euro Secured Parties in or on any or all of the property or assets of Crown Euroco and the Euro Pledgors and their respective subsidiaries (including, without limitation, in respect of the Liens of Bank Agent and Lenders in the Additional Bank Collateral) or contest the validity of the documents governing their respective security interests and Liens or assert a claim inconsistent with the terms of this Agreement; and (iii) in a bankruptcy or insolvency proceeding, the Requisite Obligees may consent to the use of cash collateral in their sole discretion.

Each Euro Secured Party waives any and all rights to (i) require Euro Collateral Agent to marshal any property or assets of the Euro Pledgors or to resort to any of the property or assets of the Euro Pledgors in any particular order or manner and (ii) require Euro Collateral Agent to enforce any guaranty or any security interest or Lien to secure the payment of any or all Obligations as a condition precedent or concurrent to taking any action against or with respect to the Euro Collateral.

(h) It is understood and agreed that the Additional Bank Collateral shall only secure Obligations under Bank Indebtedness and is for the benefit of Bank Agent on behalf of the Lenders and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger. Each Euro Secured Party (other than Bank Agent on behalf of the Lenders and agents under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) acknowledges and agrees that it has no Lien on the Additional Bank Collateral.

(i) Notwithstanding any provision of the Euro Security Documents, for so long as any Existing Unsecured Debt is outstanding and if any Euro Collateral constitutes Restricted Collateral thereunder, then such Euro Collateral shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness. Furthermore, if any Euro Collateral constitutes Intercompany Debt that is represented by a “security”, as defined under the U.S. Securities Act of 1933, as amended (the “Securities Act”), then the amount realizable with respect to any single such security upon any exercise of remedies by the holders of First Priority Capital Markets Indebtedness shall be limited to the amount necessary such that the issuer of such security shall not be required to prepare separate audited financial statements under the applicable rules or regulations of the United States Securities and Exchange Commission; provided, however, that this sentence shall not limit the Obligations secured or amount realizable under Bank Indebtedness.

(j) Notwithstanding anything to the contrary in this Agreement or the Euro Security Documents, if any Existing Unsecured Debt is required to be secured by Principal Property or Restricted Securities (to the extent such Restricted Securities constitute Euro Collateral under the Euro Security Documents) due to the triggering of a negative pledge covenant in any indenture pursuant to which such Existing Unsecured Debt is issued, the First Priority Indebtedness shall be secured equally and ratably (except in the case of Additional Bank Collateral which shall secure only Bank Indebtedness) with such Existing Unsecured Debt with respect to the Lien of such Existing Unsecured Debt on such Principal Property or Restricted Securities to the extent such Principal Property or Restricted Securities constitute Euro Collateral under the Euro Security Documents for so long as such Existing Unsecured Debt is so secured.

Section 4. Application of Proceeds Subject to the Terms of the Global Participation Agreement.

(a) Any and all amounts actually received by Euro Collateral Agent in connection with the enforcement of the Euro Security Documents, including the proceeds of any collection, sale or other disposition of the Euro Collateral or any portion thereof (collectively, “Proceeds”) shall be applied promptly by Euro Collateral Agent, subject to the terms of the Global Participation Agreement, as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to Euro Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Euro Collateral Agent in connection therewith and all amounts for which Euro Collateral Agent is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by Euro Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Obligations in respect of First Priority Indebtedness (including any deposits into a collateral account for outstanding letters of credit under the Credit Agreement, provided that if such letters of credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 4 to then outstanding Obligations in respect of First Priority Indebtedness) for the ratable benefit of the holders thereof; and

Third, only after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness and the First Priority Indebtedness Documents have terminated and the letters of credit under the Credit Agreement have been canceled, to the respective Euro Pledgor of such Euro Collateral or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds;

provided, that if such Euro Collateral is Additional Bank Collateral, such Proceeds shall not be applied to the payment of Obligations in respect of First Priority Capital Markets Indebtedness.

Until Proceeds are so applied, Euro Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

For the purposes of determining ratable amounts under this Section 4, Euro Collateral Agent will use the Dollar Equivalent (as defined in the Credit Agreement) at the time of determination of the First Priority Indebtedness outstanding.

(b) (i) (A) Any Proceeds from any Additional Bank Collateral received by Euro Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Bank Indebtedness shall be applied so that each Euro Secured Party that is a Lender with respect thereto that is then secured by the Additional Bank Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations and (B) any Proceeds from any Euro Collateral (other than Additional Bank Collateral) received by Euro Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of First Priority Indebtedness shall be applied so that each Euro Secured Party with respect thereto that is then secured by the Euro Collateral (other than Additional Bank Collateral) giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations. For purposes of determining the proportionate amounts of all Obligations in respect of First Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations under the First Priority Indebtedness Documents, respectively, shall be deemed to be the principal (including the face amount of outstanding letters of credit) and interest then due and payable under the First Priority Indebtedness plus any other fees, indemnities and costs then due and payable under the First Priority Indebtedness Documents (it being agreed that the amount of the outstanding Bank Related Hedging Obligations and Bank Related Cash Management Obligations of any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger shall be deemed to be the amount of Crown Euroco’s or any of its subsidiaries’ obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable Bank Related Hedging Agreements or Bank Related Cash Management Agreements).

(c) Payments by Euro Collateral Agent on account of Proceeds received by Euro Collateral Agent in respect of the Obligations under the Credit Agreement shall be made to Bank Agent for distribution by Bank Agent to the Lenders and other Euro Secured Parties under the Credit Agreement in accordance with the Credit Agreement and as follows: (i) any payments in respect of Bank Related Hedging Obligations and Bank Related Cash Management Obligations shall be made as directed by the Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger to which such Bank Related Hedging Obligations or Bank Related Cash Management Obligations are owed; and (ii) any payments in respect of loans or outstanding letters of credit made to or on behalf of Crown Euroco under the Credit Agreement shall be paid to Bank Agent for the benefit of the Lenders and other Euro Secured Parties under the Credit Agreement. All other payments on account of Proceeds received by Euro Collateral Agent in respect of all other Obligations in respect of First Priority Capital Markets Indebtedness shall be paid on behalf of the holders of such indebtedness.

Section 5. Information.

In the event Euro Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Euro Collateral, or any portion thereof, or to enforce any Euro Security Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the Euro Secured Parties as provided herein, upon the request of Euro Collateral Agent, each of the following Euro Secured Parties agrees to provide promptly to Euro Collateral Agent the following information:

(a) Bank Agent and Canadian Administrative Agent on behalf of the Lenders (and any Lender of Additional First Priority Bank Indebtedness) and agents under the Credit Agreement, by executing this Agreement, agree to promptly from time to time notify Euro Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations and any fees or other amounts owing under the Credit Agreement and the amount of outstanding letters of credit under the Credit Agreement as at such date and the amount, if any, then due and payable under the Credit Agreement as Euro Collateral Agent may specify, (ii) the current commitment of each Lender under the Credit Agreement, and (iii) any payment received by Bank Agent or Canadian Administrative Agent to be applied to the principal of or interest on the amounts due under the Credit Agreement or any fees or other amounts owing under the Credit Agreement. Bank Agent shall certify as to such amounts and Euro Collateral Agent shall be entitled to rely conclusively upon such certification.

(b) Each Bank Related Hedging Exchanger party to a Bank Related Hedging Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Euro Collateral Agent of (i) the notional amount under such Bank Related Hedging Agreement and the amount payable by Crown Euroco or any of its subsidiaries upon early termination of such Bank Related Hedging Agreement at the date of termination as fixed by such Bank Related Hedging Agreement and (ii) any payment received by such Bank Related Hedging Exchanger to be applied to amounts due upon early termination of such Bank Related Hedging Agreement. Such Bank Related Hedging Exchanger shall certify as to such amounts and Euro Collateral Agent shall be entitled to rely conclusively upon such certification.

(c) Each Bank Related Cash Management Exchanger party to a Bank Related Cash Management Agreement benefited by this Agreement, by signing an acknowledgment on or after the Original Effective Date to this Agreement, agrees to promptly from time to time notify Euro Collateral Agent of (i) the notional amount under such Bank Related Cash Management Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Cash Management Agreement at the date of termination as fixed by such Bank Related Cash Management Agreement and (ii) any payment received by such Bank Related Cash Management Exchanger to be applied to amounts due upon early termination of such Bank Related Cash Management Agreement. Such Bank Related Cash Management Exchanger shall certify as to such amounts and Euro Collateral Agent shall be entitled to rely conclusively upon such certification.

(d) Upon written request from Euro Collateral Agent, the First Priority Notes Trustee, by executing this Agreement, agrees to promptly notify Euro Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the First Priority Notes under the First Priority Notes Documents and the amount, if any, then due and payable under such First Priority Notes and the First Priority Notes Documents, as at such date as Euro Collateral Agent may specify, and (ii) any payment received by such First Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the First Priority Notes and the First Priority Notes Documents. The First Priority Notes Trustee shall certify as to such amounts and Euro Collateral Agent shall be entitled to rely conclusively upon such certification.

(e) Each Additional First Priority Capital Markets Indebtedness Representative with respect to the Additional First Priority Capital Markets Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify Euro Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional First Priority Capital Markets Indebtedness Documents and the amount, if any, then due and payable under such Additional First Priority Capital Markets Indebtedness Documents, as at such date as Euro Collateral Agent may specify, and (ii) any payment received by such Additional First Priority Capital Markets Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional First Priority Capital Markets Indebtedness and such Additional First Priority Capital Markets Indebtedness Documents. The Additional First Priority Capital Markets Indebtedness Representative shall certify as to such amounts and Euro Collateral Agent shall be entitled to rely conclusively upon such certification.

Section 6. Bank Related Hedging Agreements; Bank Related Cash Management Agreements; Additional First Priority Capital Markets Indebtedness Documents.

(a) Each Bank Related Hedging Exchanger and Bank Related Cash Management Exchanger may cause Bank Related Hedging Obligations and Bank Related Cash Management Obligations to be secured by the Euro Security Documents by executing an acknowledgment on or after the Original Effective Date in the form of Annexes 1 and 2 hereto, and by delivering such executed acknowledgment to Euro Collateral Agent, by which such Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger agrees to be bound by the terms of this Agreement.

(b) Each Additional First Priority Capital Markets Indebtedness Representative, on behalf of itself and all holders of obligations under Additional First Priority Capital Markets Indebtedness may cause such Additional First Priority Capital Markets Indebtedness to be secured by the Euro Security Documents by causing their Additional First Priority Capital Markets Indebtedness Representative to execute an acknowledgment in the form of Annex 3 hereto, and by delivering such executed acknowledgment to Euro Collateral Agent, by which such Additional First Priority Capital Markets Indebtedness Representative agrees, on behalf of itself and all holders of such Additional First Priority Capital Markets Indebtedness, to be bound by the terms of this Agreement.

Section 7. Disclaimers, Indemnity, Etc.

(a) By becoming a party to this Agreement, each Euro Secured Party acknowledges that Euro Collateral Agent shall not be the trustee of any Euro Secured Party. Euro Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or the Euro Security Documents, and Euro Collateral Agent shall not by reason of this Agreement or the Euro Security Documents be a trustee for any Euro Secured Party or have any other fiduciary obligation to any Euro Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). Euro Collateral Agent shall not be responsible to any Euro Secured Party for any recitals, statements, representations or warranties contained in this

Agreement or any Financing Document or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Documents or any other document referred to or provided for therein or any Lien under the Euro Security Documents or the perfection or priority of any such Lien or for any failure by any other party to perform any of its respective obligations under any of the Financing Documents. Euro Collateral Agent may employ agents and sub-collateral agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Euro Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including as mandataire for purposes of the fifth paragraph of subsection 3(a)), except for actions that are finally judicially determined to have resulted from its or their own gross negligence or willful misconduct.

(b) Euro Collateral Agent shall be entitled to request and rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to Crown Euroco or any of its subsidiaries), independent accountants and other experts selected by Euro Collateral Agent and shall in all cases be fully protected in acting or refraining from acting so upon. Without limiting any rights of Euro Collateral Agent hereunder, Euro Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Euro Secured Parties.

(c) Each of Crown Euroco and each Euro Pledgor (collectively, the “Indemnifying Parties”) agrees, jointly and severally, to indemnify Euro Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Euro Collateral Agent (including as mandataire for purposes of the fifth paragraph of subsection 3(a)) in any way relating to or arising out of any of this Agreement, the Euro Security Documents, the Financing Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Indemnifying Party shall be liable for any of the foregoing to the extent they are finally judicially determined to have resulted from the gross negligence or willful misconduct of Euro Collateral Agent.

(d) Except for action expressly required of Euro Collateral Agent hereunder, Euro Collateral Agent shall, notwithstanding anything to the contrary in Section 9(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under the Euro Security Documents (including as mandataire for purposes of the fifth paragraph of subsection 3(a)) unless it shall be further indemnified to its satisfaction by the Euro Secured Parties (or the lenders or holders represented thereby) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e) Except as expressly provided herein and in the Euro Security Documents, Euro Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Euro Collateral. Euro Collateral Agent shall incur no liability to any Euro Secured Party as a result of any sale of any Euro Collateral at any private sale.

(f) (i) Euro Collateral Agent may resign at any time by giving at least five (5) days’ notice thereof to the Euro Secured Parties (such resignation to take effect as hereinafter provided) and Euro Collateral Agent may be removed as Euro Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of Euro Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Euro Collateral Agent. If no successor Euro Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within thirty (30) days after the notice of the intent of Euro Collateral Agent to resign, then the retiring Euro Collateral Agent may, on behalf of the other Euro Secured Parties, appoint a successor Euro Collateral Agent. Any successor Euro Collateral Agent appointed pursuant to this clause (f)(i) shall be a commercial bank organized under the laws of a member state of the European Union and having a combined capital and surplus of at least €500,000,000.

(ii) Upon the acceptance of any appointment as Euro Collateral Agent hereunder by a successor Euro Collateral Agent, such successor Euro Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Euro Collateral Agent, and the retiring or removed Euro Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and under the Global Participation Agreement and the Euro Security Documents. After any retiring or removed Euro Collateral Agent’s resignation or removal hereunder as Euro Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Euro Collateral Agent.

(iii) In no event shall Euro Collateral Agent or any Euro Secured Party be liable or responsible for any funds or investments of funds held by any Euro Pledgor or any affiliates thereof.

(g) Each of the Euro Secured Parties understands and acknowledges that Euro Collateral Agent and its Affiliates may also hold indebtedness of Crown Holdings or any of its subsidiaries, be an agent under any of the Financing Documents and act in other financial advisory or underwriting capacities on behalf of Crown Holdings or any of its subsidiaries, and waives any actual or potential conflict of interest resulting therefrom.

Section 8. Deletion of Second Priority Notes Trustee and Third Priority Notes Trustee as parties hereto. Upon execution of its acknowledgement hereto, each of the Second Priority Notes Trustee and Third Party Notes Trustee hereby acknowledges and agrees that it is no longer a party to this Agreement, is no longer entitled to any of the benefits of this Agreement, and is hereby discharged from its duties and obligations hereunder.

Section 9. Intercompany Debt.

(a) If an Event of Default has occurred and is continuing:

(i) No Euro Pledgor will, and each Euro Pledgor will procure that none of its subsidiaries will, make any payment or distribution of any kind whatsoever in respect or on account of Intercompany Debt; and

(ii) no Euro Pledgor will, and each Euro Pledgor will procure that none of its subsidiaries will, create or permit to subsist, any lien over any asset of the Euro Borrower or any or its subsidiaries or give or permit to subsist any guarantee in respect of any part of Intercompany Debt, in each case without the prior written consent of Bank Agent.

(b) Prior to the date that all Obligations are repaid in full, no Euro Pledgor may, and each Euro Pledgor will procure that none of its Subsidiaries may, take Enforcement Action in relation to Intercompany Debt without the prior written consent of Euro Collateral Agent. If, however, an Event of Default has occurred, no Euro Pledgor will, and each Euro Pledgor will procure that none of its Subsidiaries will, take such Enforcement Action in relation to the Intercompany Debt as it is directed by Bank Agent to take.

(c) If at any time prior to the date that all Obligations are repaid in full:

(i) any Intercompany Creditor receives or recovers a payment or distribution of any kind whatsoever in respect of or on account of any Intercompany Debt which is not permitted by paragraph (a); or

(ii) any Intercompany Creditor receives or recovers proceeds pursuant to any Enforcement Action; the recipient or beneficiary of such payment, distribution, set-off or combination will (and if the recipient or beneficiary is not a party to this Agreement the relevant Euro Pledgor which is its parent company will procure that it will) promptly pay all amounts received and distributions received to Euro Collateral Agent for application under Section 4 and, pending such payment or handover, will hold these amounts and distributions in trust for Euro Collateral Agent.

(d) The Intercompany Creditors will not in any circumstances described in Section 10 be subrogated to the rights of the Secured Parties or any Liens arising under the Euro Security Documents.

Section 10. Miscellaneous.

(a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or four Business Days after deposit in the mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by Euro Collateral Agent with the written consent of Requisite Obligees, except that any modification or waiver (i) adversely affecting a Euro Secured Party’s rights under Section 3(f)(i) or Section 4 hereof or (ii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any Secured Party (as opposed to all Secured Parties), in each case, shall require the written consent of the agent or representative representing such Euro Secured Party; provided, however, that, notwithstanding the foregoing, the written consent of the Euro Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by the Euro Collateral and entitled to the benefits of the Euro Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such Euro Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility to the Credit Agreement and for the administrative agent of such successor or replacement credit agreement or bank facility becoming a party to this Agreement as Bank Agent(s), and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebtedness; provided, further, that any modification or waiver to this Agreement that directly and adversely affects Crown Euroco or any of its subsidiaries shall require the written consent of Crown Euroco.

(c) This Agreement shall be binding upon and inure to the benefit of Euro Collateral Agent, each Euro Secured Party and their respective successors and assigns.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) This Agreement (as amended and restated as of the date hereof) shall become effective as to Bank Agent, Canadian Administrative Agent, the First Priority Notes Trustee and Euro Collateral Agent upon the execution of this Agreement by each of Bank Agent, Canadian Administrative Agent, the First Priority Notes Trustee and Euro Collateral Agent and the delivery of each such person’s counterparts to Euro Collateral Agent.

(f) If any Euro Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, Crown Holdings and its subsidiaries agree that they shall not raise such violation as a defense to the enforcement by any other Euro Secured Party under the Financing Documents.

(g) Each of the parties hereto authorizes Euro Collateral Agent to execute and file on its behalf all such further documents and instruments, and authorizes Euro Collateral Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

(h) If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each Euro Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

(i) Each of the Euro Secured Parties (other than Bank Agent, Canadian Administrative Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall use its best efforts to notify the other of any amendment, modification or waiver to any of its Financing Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the Euro Secured Parties (other than Bank Agent, Canadian Administrative Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the Euro Collateral.

(j) Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

(k) Crown Euroco and the Euro Pledgors shall pay to Euro Collateral Agent upon demand the amount of any and all reasonable expenses of the Euro Secured Parties and Euro Collateral Agent, including, without limitation, the reasonable fees and expenses of counsel for the Euro Secured Parties and Euro Collateral Agent incurred from time to time in connection with the exercise or enforcement of any of their respective rights, interests or remedies under and pursuant to the Euro Security Documents and this Agreement, and for the avoidance of doubt, in each case including such rights, interests and remedies under and pursuant to this Agreement. All such amounts shall constitute part of the Obligations under such Euro Security Documents.

(l) Euro Collateral Agent may demand specific performance of this Agreement. Each of the Euro Secured Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Euro Collateral Agent.

(m) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(m).

(n) Anything contained in this Agreement to the contrary notwithstanding, each Euro Secured Party shall no longer be a party from and after such time as all of the Obligations owing to such Euro Secured Party and secured by any of the Euro Security Documents, or the instruments representing the same shall have ceased to be outstanding by virtue of the indefeasible payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

(o) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(p) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in Section 10(o). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(q) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(r) For so long as the Global Participation Agreement shall be in effect, in the event of a conflict between this Agreement and the Global Participation Agreement, the terms of the Global Participation Agreement shall control.

Section 11. Euro Agents as Joint Creditors.

Each of the Obligors, Bank Related Hedging Exchangers and Bank Related Cash Management Exchangers agrees that each of the U.K. Administrative Agent, the Canadian Administrative Agent and Euro Collateral Agent (collectively with the U.K. Administrative Agent and the Canadian Administrative Agent, the “Euro Agents”) (and any agent or sub-agent of any such Euro Agent) shall be a joint creditor (together with the relevant Credit Party, Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger, as the case may be) of each and every obligation of the Obligors, Bank Related Hedging Obligation or Bank Related Cash Management Obligation, as the case may be, toward each of the Credit Parties, Bank Related Hedging Exchangers or Bank Related Cash Management Exchangers, under or in connection with the Loan Documents, Bank Related Hedging Agreements or the Bank Related Cash Management Agreements, and that accordingly the Euro Agents (and any agent or sub-agent of any such Euro Agent) will have its own independent right to demand performance by the Obligors of those obligations. However, any discharge of any such obligation to any such Euro Agent or the relevant Obligor, Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger shall, to the same extent, discharge the corresponding obligation owing (or any agent or sub-agent of any such Euro Agent) to the other. Each of the First Priority Agents agrees that each of the Euro Agents (and any agent or sub-agent of any such Euro Agent) shall be a joint creditor (together with the noteholders) of each and every obligation of the Obligors under the First Priority Capital Markets Indebtedness Documents. Each of the parties hereto expressly acknowledges and consents to Section 12.18 of the Credit Agreement, as such section refers to the U.K. Administrative Agent and Euro Collateral Agent as joint creditors thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, N.A., as First Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

Notice Address:

Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attn: Jeffrey Rose
Telephone: (612) 667-0337
Facsimile: (612) 667-9825

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent

By:	/s/ Evelyn Lazala
Name:	Evelyn Lazala
Title:	Vice President

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent

By:	/s/ James J. Rhee
Name:	James J. Rhee
Title:	Director

By:	/s/ Rob Kleinman
Name:	Rob Kleinman
Title:	Associate

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN VERPAKKING BELGIË NV

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

889273 ONTARIO INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN RISDON CANADA INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN CANADIAN HOLDINGS ULC

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN METAL PACKAGING CANADA LP
by its general partner
CROWN METAL PACKAGING CANADA INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

CROWN METAL PACKAGING CANADA INC.

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

3079939 NOVA SCOTIA COMPANY/
3079939 COMPAGNIE DE LA NOUVELLE ECOSSE

By:	/s/ Adrian Cobbold
Name:	Adrian Cobbold
Title:	Secretary

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

SOCIETE DE PARTICIPATIONS CARNAUDMETALBOX SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN BEVCAN FRANCE SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN EMBALLAGE FRANCE SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN DEVELOPPEMENT SAS

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN SPECIALITY PACKAGING
DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN VERSCHLÜSSE DEUTSCHLAND
GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN NAHRUNGSMITTELDOSEN GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

CROWN NAHRUNGSMITTELDOSEN DEUTSCHLAND GMBH

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH (formerly Wehrstedt GmbH)

By:	/s/ Christoph F. Wetzler
Name:	Christoph F. Wetzler
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN ENVASES MEXICO, S.A. DE C.V.

By:	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Attorney-in-Fact

CROWN MEXICAN HOLDINGS, S. DE R.L. DE C.V.

By:	/s/ Luis Alonso Ruiz Shelley
Name:	Luis Alonso Ruiz Shelley
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN VOGEL AG

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CROWN UK HOLDINGS LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CARNAUDMETALBOX OVERSEAS LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN CORK & SEAL FINANCE PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN PACKAGING UK PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

CARNAUDMETALBOX ENGINEERING PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN SPECIALITY PACKAGING UK PLC

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CARNAUDMETALBOX GROUP UK LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN AEROSOLS UK LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

ACKNOWLEDGED AND AGREED

FOR PURPOSES OF SECTION 8

WELLS FARGO BANK, N.A.,
as Second Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Third Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

Schedule 1

Euro Pledgors

United Kingdom

Crown UK Holdings Limited

CarnaudMetalbox Overseas Ltd.

CROWN Aerosols UK Ltd.

Crown Cork and Seal Finance PLC

CarnaudMetalbox Engineering PLC

CROWN Speciality Packaging UK plc

CarnaudMetalbox Group UK Ltd.

CROWN Packaging UK plc

Germany

CROWN Verschlüsse Deutschland GmbH

CROWN Nahrungsmitteldosen Deutschland GmbH

CROWN Nahrungsmitteldosen GmbH

CROWN Speciality Packaging Deutschland GmbH

Crown Cork & Seal Deutschland Holdings GmbH

CROWN Verpackungen Deutschland GmbH

Belgium

Crown Verpakking België NV

Canada

CROWN Canadian Holdings ULC

CROWN Metal Packaging Canada LP

CROWN Metal Packaging Canada Inc.

3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse

889273 Ontario Inc.

CROWN Risdon Canada Inc.

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005

Mexico

CROWN Envases México, S.A. de C.V.

Crown Mexican Holdings, S. de R.L. de C.V.

Switzerland

CROWN Vogel AG

France

Societe de Participations CarnaudMetalbox SAS

CROWN Emballage France SAS

CROWN Bevcan France SAS

Crown Développement SAS

Crown European Holdings S.A.

Euro Intercreditor Agreement

November 2005